Kemper Investors Life Insurance Company
A Stock Life Insurance Company
1600 McConnor Parkway                                                   ZURICH
Schaumburg, Illinois 60196-6801                                          LIFE











GROUP FLEXIBLE PREMIUM MODIFIED GUARANTEED, FIXED AND VARIABLE DEFERRED ANNUITY MASTER POLICY

This Master Policy takes effect on the date agreed upon by Us and the Master Policyholder.

The provisions and conditions on the following pages of this policy are as fully part of the Master Policy as if they are recorded above the signatures below. All provisions and conditions of this policy are subject to the laws of the jurisdiction in which the policy is delivered.

Signed for Kemper Investors Life Insurance Company at its home office, in Schaumburg, Illinois.


/s/____________________________     /s/____________________________________
Secretary                           President














Policy Form No. L-8823                                   Group Policy No. K1005

                               TABLE OF CONTENTS                            Page

MASTER POLICY SCHEDULE                                 Follows Table of Contents

DEFINITIONS                                                                  1-3

GENERAL PROVISIONS                                                           3-4
   The Entire Contract                                                       3
   Modification of Contract                                                  3
   Certificates                                                              3
   Incontestability                                                          3
   Change of Annuity Date                                                    3
   Assignment                                                                3
   Due Proof of Death                                                        3
   Reserves, Certificate Values and Death Benefits                           3
   Non-Participating                                                         3
   Reports                                                                   3
   Premium Taxes                                                             4
   Creditors                                                                 4

OWNER, BENEFICIARY AND ANNUITANT PROVISIONS                                  4-5
   Owner                                                                     4
   Change of Ownership                                                       4
   Beneficiary Designation and Change of Beneficiary                         4
   Death of Beneficiary                                                      4
   Annuitant                                                                 5

PURCHASE PAYMENT PROVISIONS                                                  5
   Purchase Payment Limitations                                              5
   Place of Payment                                                          5

FIXED ACCOUNT PROVISIONS                                                     5
   Fixed Account Certificate Value                                           5

GUARANTEE PERIOD PROVISIONS                                                  6
   Guarantee Period                                                          6
   Guarantee Period Value                                                    6
   Market Value Adjustment                                                   6

VARIABLE ACCOUNT PROVISIONS                                                  6-7
   Separate Account                                                          6
   Liabilities of the Separate Account                                       6
   Subaccounts                                                               6
   Fund                                                                      7
   Rights Reserved by the Company                                            7
   Accumulation Unit Value                                                   7
   Investment Experience Factor                                              7

TRANSFER AND WITHDRAWAL PROVISIONS                                           8-9
   Transfers During the Accumulation Period                                  8
   Withdrawals During the Accumulation Period                                8
   Withdrawal Charges                                                        8
   Transfers and Withdrawal Procedures                                       9
   Deferment of Withdrawal or Transfer                                       9

L-8823

                               TABLE OF CONTENTS                            Page

DEATH BENEFIT PROVISIONS                                                   9-10
   Amount Payable Upon Death                                               9
   Payment of Death Benefits During the Accumulation Period                10
   Spousal Continuation                                                    10

ANNUITY PERIOD PROVISIONS                                                  10-16
   Annuity Options                                                         10
   Option 1 Fixed Installment Annuity                                      10
   Option 2 Life Annuity                                                   10
   Option 3 Life Annuity with Installments Guaranteed                      10
   Option 4 Joint and Survivor Annuity                                     11
   Option 5 Joint and Survivor Annuity with Installments Guaranteed        11
   Other Options                                                           11
   Commutability                                                           11
   Election of Annuity Option                                              11
   Electing a Fixed or Variable Annuity Option                             11-12
   Fixed Annuity                                                           12
   Variable Annuity                                                        12
   Annuity Unit Value                                                      12-13
   Basis of Annuity Options                                                13
   Withdrawal Charge Upon Annuitization                                    13
   Transfers Between Subaccounts                                           13
   Conversions from a Fixed Account Payment                                13-14
   Conversions to a Fixed Annuity Payment                                  14
   Payment of Death Benefits During the Annuity Period                     15
   Disbursement Upon Death of Annuitant: Under Options 1, 3 or 5           15-16
   Supplementary Agreement                                                 16
   Date of First Payment                                                   16
   Evidence of Age, Sex and Survival                                       16
   Misstatement of Age or Sex                                              16

ANNUITY OPTION TABLE                                          Follows Page 16

ENDORSEMENTS, if any                              Follow Annuity Option Table

L-8823

                             Master Policy Schedule

Group Contract number                                 K1005

Owner                                                 XYZ Trust

Type of Contract                                      [Nonqualified]

Minimum Initial Purchase Payment                      [Non-Qualified $10,000]
                                                      [Qualified $2,000]

Minimum Subsequent Purchase Payment:                  [$500 for nonqualified
                                                      certificates, $50 for all
                                                      other certificate types]
                                                      [$100 if using Systematic
                                                      Accumulation Plan]

Maximum Total Purchase Payments:                      [$1,000,000]

Minimum Initial Account Allocation:                   [$500 for each subaccount,
                                                      fixed account or each
                                                      GPA.]

Minimum Subsequent Account Allocation:                [$50 for each subaccount
                                                      or fixed account. $500
                                                      for each GPA.]

Minimum Certificate Value after a Partial Withdrawal: [$5,000]

8823

                             Master Policy Schedule

Class 1 Accumulation Options:

      Fixed Accumulation Option
      -------------------------
      Fixed Account


      Market Value Adiustment options:
      --------------------------------
      1 Year Guarantee Period Account      6 Year Guarantee Period Account
      2 Year Guarantee Period Account      7 Year Guarantee Period Account
      3 Year Guarantee Period Account      8 Year Guarantee Period Account
      4 Year Guarantee Period Account      9 Year Guarantee Period Account
      5 Year Guarantee Period Account      10 Year Guarantee Period Account

      Variable Subaccount options available on Issue Date:
      ----------------------------------------------------

      Scudder Money Market I
      Scudder Money Market II

8823

                             Master Policy Schedule

Class 2 Accumulation Options:

      Fixed Accumulation Option
      -------------------------
      None


      Market Value Adjustment options:
      --------------------------------
      None


      Variable Subaccount options available on Issue Date:
      ----------------------------------------------------

      Alger American Balanced
      Alger American Leveraged All Cap
      CS Emerging Markets
      CS Global Post-Venture Capital
      Dreyfus Socially Responsible Fund
      Dreyfus VIF Midcap Stock
      Scudder 21st Century Growth
      Scudder Capital Growth
      Scudder Global Discovery
      Scudder Growth and Income
      Scudder Health Sciences
      Scudder International
      Scudder Aggressive Growth
      Scudder Blue Chip
      Scudder Contrarian Value
      Scudder Global Blue Chip
      Scudder Government Securities
      Scudder Growth
      Scudder High Yield
      Scudder International Select Equity
      Scudder Investment Grade Bond
      Scudder Small Cap Growth
      Scudder Small Cap Value
      Scudder Technology Growth
      Scudder Total Return
      SVS Dreman Financial Services
      SVS Dreman High Return Equity
      SVS Dynamic Growth (Invesco)
      SVS Focus Value+Growth
      SVS Focused Large Cap Growth
      SVS Growth And Income
      SVS Growth Opportunities
      SVS Index 500
      SVS Mid-Cap Growth
      SVS Strategic Equity
      SVS Venture Value
      SVS Dreman Small Cap Value
      SVS MFS Strategic Value

8823

                             Master Policy Schedule

Fixed Account

      A fixed account will be available for purchase payments and transfers of existing values. For premiums and transfers allocated to the fixed account, the initial interest rate is guaranteed through the end of the calendar month in which the purchase payment or transfer was made and for 12 additional calendar months thereafter. Subsequent fixed account interest rates are guaranteed for 12 calendar months.

      The interest rate will never be less than the minimum guaranteed interest rate.

      Minimum guaranteed interest rate:                                3.00%

Charges

Mortality and Expense Risk charge:                [1.55%]

Administration charge:                            [0.15%]

The above annual charges will be assessed as a daily percentage on the Separate Account Certificate Value.

[Optinal Enhanced Death Benefit rider charge:]    Option 1 [0.20%]
                                                  Option 2 [0.35%]


The Optional Enhanced Death Benefit rider charge applies to the Class 2 accumulation options. This charge does not apply to the Class 1 accumulation options.

Records Maintenance Charge:                       [$30] per contract year

      We will assess an annual records maintenance charge on each Certificate Anniversary and upon total withdrawal. However, if the Certificate Value is greater than or equal to [$50,000] on a Certificate Anniversary or date of total withdrawal, we will not assess the records maintenance charge on that Certificate Anniversary or date of total withdrawal. We will not assess this charge after the Annuity Date.

8823

                             Master Policy Schedule

Market Value Adjustment Formula

       The Market Value Adjustment is determined by the application of the following formula:

       Market Value Adjustment = Guarantee Period Value x
       [[(1+l) / (1+j)]/T/365/ -1]

       Where,

       I is the guaranteed interest rate being credited to the Guarantee Period Value subject to the Market Value Adjustment.

       J is the current interest rate declared by the Company as of the effective date of the application of the Market Value Adjustment, for current allocation to a Guarantee Period, the length of which is equal to the balance of the Guarantee Period for the Guarantee Period Value subject to the Market Value Adjustment, rounded to the next lower number of complete years.

       T is the number of days remaining in the Guarantee Period.


8823

DEFINITIONS

ACCUMULATED GUARANTEE PERIOD VALUE - The sum of the Guarantee Period Values.

ACCUMULATION PERIOD - The period between the Issue Date and the Annuity Date.

ACCUMULATION UNIT - An accounting unit of measure used to calculate the value of each Subaccount. Each Subaccount will have an Accumulation Unit for each combination of charges.

ADMINISTRATION CHARGE - A charge deducted in the calculation of the Accumulation Unit value and the Annuity Unit value for a portion of Our administrative costs.

AGE - The attained age.

ANNIVERSARY VALUE - The Certificate Value calculated on each Certificate Anniversary during the Accumulation Period.

ANNUITANT - The person during whose lifetime the Annuity is to be paid. Joint Annuitants may be named under Non-qualified Certificates and any reference to Annuitant shall include joint Annuitants.

ANNUITY - A series of payments paid in accordance with the Certificate which begin on the Annuity Date.

ANNUITY DATE - The date on which the Certificate matures and Annuity payments begin. The original Annuity Date is stated in the Certificate Schedule.

ANNUITY PERIOD - The period that starts on the Annuity Date.

ANNUITY UNIT - An accounting unit of measure used to calculate the amount of Variable Annuity payments after the first Annuity payment.

CERTIFICATE - An individual Certificate which We issue to the Owner as evidence of the rights and benefits under this Master Policy.

CERTIFICATE ANNIVERSARY - An anniversary of the Issue Date.

CERTIFICATE VALUE - The sum of the Fixed Account Certificate Value plus the Separate Account Certificate Value plus the Accumulated Guarantee Period Value.

CERTIFICATE YEAR - A one year period starting on the Issue Date and successive Certificate Anniversaries.

DEBT - The principal of any outstanding loan plus any accrued interest. Loans are available under certain Qualified Plans.

FIXED ACCOUNT - The General Account of KILICO to which the Owner may allocate all or a portion of Purchase Payments or Certificate Value.

FIXED ACCOUNT CERTIFICATE VALUE - The value of amounts allocated under the Certificate to the Fixed Account.

FIXED ANNUITY - An Annuity payment plan that does not vary as to dollar amount with investment experience.

FREE WITHDRAWAL ALLOWANCE - Amount of Purchase Pavments subject to a withdrawal charge that may be withdrawn each Certificate Year without incurring a withdrawal charge as described in the Certificate Schedule.

FUND - An investment company or separate series thereof, in which the Subaccounts of the Separate Account invest.

GENERAL ACCOUNT - Our assets other than those allocated to the Separate Account, the non-unitized separate account or any other separate account.


L-8823                                                                    Page 1

GUARANTEE PERIOD - A period of time during which an amount is to be credited with a guaranteed interest rate, subject to a Market Value Adjustment prior to the end of the Guarantee Period. The Guarantee Periods initially offered are stated in the Certificate Schedule.

GUARANTEE PERIOD VALUE - The (1) Purchase Payments allocated or amounts transferred to a Guarantee Period; plus (2) interest credited; minus (3) withdrawals, previously assessed withdrawal charges and transfers; adjusted for
(4) any applicable Market Value Adjustment previously made.

ISSUE DATE - The Issue Date stated in the Certificate Schedule.

MARKET ADJUSTED VALUE - A Guarantee Period Value adjusted by the Market Value Adjustment formula prior to the end of a Guarantee Period.

MARKET VALUE ADJUSTMENT - An adjustment of Guarantee Period Values in accordance with the Market Value Adjustment formula prior to the end of the Guarantee Period. The adjustment reflects the change in the value of the Guarantee Period Value due to changes in interest rates since the date the Guarantee Period commenced. The Market Value Adjustment formula is stated in the Certificate Schedule.

MORTALITY AND EXPENSE RISK CHARGE - A charge deducted in the calculation of the Accumulation Unit value and the Annuity Unit value. It is for Our assumption of mortality risks and expense guarantees. This charge is shown in the Certificate Schedule.

NONQUALIFIED - The Certificate issued other than as a Qualified Plan.

PAYEE - A recipient of periodic payments under the Certificate.

PURCHASE PAYMENTS - The dollar amount We receive in U.S. currency to buy the benefits the Certificate provides.

QUALIFIED PLAN - A Certificate issued under a retirement plan which qualifies for favorable income tax treatment under Section 401, 403, 408, 408A, or 457 of the Internal Revenue Code as amended.

If the Certificate is issued under a Qualified Plan additional provisions may apply. The rider or amendment to the Certificate used to qualify it under the applicable section of the Internal Revenue Code will indicate the extent of change in the provisions.

RECORDS MAINTENANCE CHARGE - A charge assessed against the Owner's Certificate as specified in the Certificate Schedule.

SEPARATE ACCOUNT - A unit investment trust registered with the Securities and Exchange Commission under the Investment Company Act of 1940 known as the KILICO Variable Annuity Separate Account.

SEPARATE ACCOUNT CERTIFICATE VALUE - The sum of the Subaccount Values of the Certificate on a Valuation Date.

SUBACCOUNTS - The subdivisions of the Separate Account, the assets of which consist solely of shares of the corresponding Fund portfolio.

SUBACCOUNT VALUE - The value of the Owner's interest in each Subaccount.

VALUATION DATE - Each business day that applicable law requires that We value the assets of the Separate Account. Currently this is each day that the New York Stock Exchange is open for trading.

VALUATION PERIOD - The period that starts at the close of a Valuation Date and ends at the close of the next succeeding Valuation Date.

L-8823                                                                    Page 2

VARIABLE ANNUITY - An Annuity payment plan which varies as to dollar amount because of Subaccount investment experience.

WE, OUR, US - Kemper Investors Life Insurance Company, Schaumburg, Illinois.

OWNER - The party(s) named as Owner unless later changed as provided in the Certificate. Under a Nonqualified Certificate when more than one person is named as Owner, the term Owner means joint Owners. The Owner may be changed during the lifetime of the Owner and prior to the Annuity Date. The Owner, prior to distribution of any death benefit, has the exclusive right to exercise every option and right conferred by the Certificate.

GENERAL PROVISIONS

The Entire Contract

The Master Policy, Master Policy Application, any written application attached to the Certificate, and any endorsements and riders constitute the entire contract between the parties.

Modification of Contract

Only Our president, secretary and assistant secretaries have the power to approve a change or waive any provisions of the Master Policy or the Certificate. Any such modifications must be in writing. No agent or person other than the officers named has the authority to change or waive the provisions of the Master Policy or the Certificate.

Upon notice to the Owner, the Certificate may be modified by Us as is necessary to comply with any law or regulation issued by a governmental agency to which We or the Separate Account is subject or as is necessary to assure continued qualification of the Certificate under the Internal Revenue Code or other laws relating to retirement plans or annuities or as otherwise may be in the Owner's best interest of the Master Policyholder and Owners. In the event of a modification, We may make appropriate endorsement to the Certificate and We will obtain all required regulatory approvals.

Certificates

We will issue an individual Certificate to each Owner as evidence of his or her rights and benefits under the Master Policy.

Incontestability

We cannot contest the Certificate after it has been in force for two years from the Issue Date.


Change of Annuity Date

The Owner may write to Us prior to the death of an Owner and the first Annuity payment date and request a change of the Annuity Date. The new Annuity Date must not be earlier than the minimum Annuity Date or beyond the maximum Annuity Date stated in the Certificate Schedule.

Assignment

No assignment under the Certificate is binding unless We receive it in writing. We assume no responsibility for the validity or sufficiency of any assignment. The rights of the Owner, Annuitant and beneficiarv are subject to the assignment after it has been recorded by Us. Any claim is subject to proof of interest of the assignee.

Due Proof of Death

We must receive written proof of death of the Owner when a death benefit is payable. The proof may be a certified death certificate, or any other proof satisfactory to Us.

Reserves, Certificate Values and Death Benefits

All reserves are equal to or greater than those required by statute. Any available Certificate Value and death benefit are not less than the minimum benefits required by the statutes of the state in which the Certificate is delivered.

Non-Participating

The Certificate does not pay dividends. It will not share in Our surplus or earnings.

Reports

At least once each Certificate Year We will send the Owner a statement showing Purchase Payments received, interest credited, investment experience, and charges made since the last report, as well as any other information required by statute.


L-8823                                                                    Page 3

Premium Taxes

We will make a deduction for state premium taxes in certain situations. On any Certificate subject to premium tax, as provided under applicable law, the tax will be deducted from: a. the Purchase Payments when We receive them; b. the Certificate Value upon total withdrawal; or c. from the total Certificate Value applied to any Annuity option at the time Annuity payments start. In no event will an amount be deducted for premium taxes before the Company has incurred a tax liability under applicable state law.

Creditors

The proceeds of the Certificate and any payment under an Annuity option will be exempt from the claims of creditors and from legal process to the extent permitted by law.

OWNER, BENEFICIARY AND ANNUITANT PROVISIONS

Owner

Before the Annuity Date and prior to the death of the Owner, the Owner may exercise every option and right conferred by the Certificate including the right of assignment. The joint Owners must agree to the exercise of any option or right if more than one Owner is named.

Change of Ownership

The Owner may change the Owner by written request before the Annuity Date and prior to the death of the Owner. The Owner must furnish information sufficient to clearly identify the new Owner to Us. The change is subject to any existing assignment of the Certificate. After We receive the change, it will take effect on the date the written notice is signed. However, any action taken by Us before the change is recorded by Us remains in effect. Any change is subject to the payment of any proceeds. We may require the Owner to return the Certificate to Us for endorsement of a change.

Beneficiary Designation and
Change of Beneficiary

The beneficiary initially designated is shown in the Certificate Schedule. In the case of joint owners, the surviving joint Owner is automatically the primary beneficiary of any death benefit resulting from the death of a joint Owner. The owner may change the beneficiary if the Owner sends Us written notice in a form acceptable to Us. Changes are subject to the following conditions:

1. Prior to the Annuity Date the change must be filed while the Owner is alive;

2. After the Annuity Date the change must be filed while the Owner and the Annuitant(s) are alive;

3.   The Certificate must be in force at the time the Owner files a change;

4. Such change must not be prohibited by the terms of an existing assignment, beneficiary designation or other restriction;

5. After We receive the change, it will take effect on the date the written notice was signed. However, any action taken by Us before the change form is recorded by Us will remain in effect;

6. The request for change must provide information sufficient to identify the new beneficiary; and

7. In the case of joint Owners, the designation of a beneficiary other than the surviving joint Owner(s) will be deemed to be a contingent beneficiary(s).

We may require the Owner to return the Certificate to Us for endorsement of a change.

Death of Beneficiary

The interest of a beneficiary who dies before the distribution of the death benefit will pass to the other beneficiaries, if any, share and share alike, unless otherwise provided in the beneficiary designation. If no beneficiary survives or is named, the distribution will be made to the Owner's estate when the Owner dies.


L-8823                                                                    Page 4

Annuitant

The initial Annuitant is shown in the Certificate Schedule. Prior to the Annuity Date, an Annuitant may be replaced or added unless the Owner is a non-natural person. At all times there must be at least one Annuitant. If the Annuitant dies, the youngest Owner will become the new Annuitant unless a new Annuitant is otherwise named. Upon the death of an Annuitant prior to the Annuity Date, a death benefit is not paid unless the Owner is a non-natural person.

PURCHASE PAYMENT PROVISIONS

Purchase Payment
Limitations

The Minimum Initial Purchase Payment, subsequent Purchase Payment, and maximum total Purchase Payment limits are shown in the Certificate Schedule.

The minimum initial allocation or transfer to a Guarantee Period, Fixed Account, or to a Subaccount is shown in the Certificate Schedule.

We reserve the right to waive or modify these limits and to aggregate multiple Certificates with the same Owner and/or Annuitants in applying these limits. We also reserve the right to not accept any Purchase Payment.

Place of Payment

All Purchase Payments under the Certificate must be paid to Us at Our home office or such other location as We may select. We will notify the Owner and any other interested parties in writing of such other locations. Purchase Payments received by an agent will not be considered received by Us.

FIXED ACCOUNT PROVISIONS

Fixed Account
Certificate Value

The Fixed Account Certificate Value includes:

1.   The Owner's Purchase Payments allocated to the Fixed Account; plus

2.   amounts transferred to the Fixed Account; plus

3.   interest credited; minus

4. withdrawals, previously assessed withdrawal charges and transfers from the Fixed Account, minus

5.   any applicable portion of the Records Maintenance Charge.

The initial Fixed Account interest rate credited to the initial Purchase Payment is shown in the Certificate Schedule and is in effect through the period also shown in the Certificate Schedule. We will declare the Fixed Account interest rate applicable to the initial Purchase Payment for each subsequent interest rate period at the beginning of each subsequent interest rate period shown in the Certificate Schedule.

We will declare the Fixed Account interest rate with respect to each subsequent Purchase Payment or transfer received. Any such Purchase Payment or transfer We receive will be credited that rate through the end of the interest rate period shown in the Certificate Schedule. We will declare the Fixed Account interest rate applicable to each subsequent Purchase Payment or transfer for each subsequent interest rate period at the beginning of each subsequent interest rate period.

We reserve the right to declare the Fixed Account current interest rate(s) based upon the Issue Date, the date We receive a Purchase Payment or the date of account transfer.

We calculate the interest credited to the Fixed Account by compounding daily, at daily interest rates, rates that would produce at the end of 12 months a result identical to the one produced by applying an annual interest rate.

The minimum guaranteed Fixed Account interest rate is shown in the Certificate Schedule.


L-8823                                                                    Page 5

GUARANTEE PERIOD PROVISIONS

Guarantee Period

We hold all amounts allocated to a Guarantee Period in a non-unitized separate account. The non-unitized separate account may also hold amounts from other contracts and certificates we issue. The assets of this separate account equal to the reserves and other liabilities of this separate account will not be charged with liabilities arising out of any other business we may conduct. The initial Guarantee Periods available under the Certificate are shown in the Certificate Schedule.

Guarantee Period Value

On any Valuation Date, the Guarantee Period Value includes:

1.   The Owner's Purchase Payments allocated to the Guarantee Period; plus

2.   amounts transferred to the Guarantee Period; plus

3.   interest credited; minus

4. withdrawals, previously assessed withdrawal charges and transfers from the Guarantee Period; minus

5.   any applicable portion of the Records Maintenance Charge; adjusted for

6.   any applicable Market Value Adjustment previously made.

The Guarantee Period(s) initially elected and the interest rate(s) initially credited are shown in the Certificate Schedule. The initial interest rate credited to subsequent Purchase Payments or transfers will be declared at the time the payment is received. At the end of a Guarantee Period, We will declare a guaranteed interest rate applicable for the next subsequent Guarantee Period.

We calculate the interest credited to the Guarantee Period Value by compounding daily, at daily interest rates, rates which would produce at the end of 12 months a result identical to the one produced by applying an annual interest rate.

Market Value Adjustment

The Market Value Adjustment formula is stated in the Certificate Schedule. This formula is applicable for both an upward and downward adjustment to a Guarantee Period Value when, prior to the end of a Guarantee Period, such value is:

1.   taken as a total or partial withdrawal;

2.   applied to purchase an Annuity option; or

3. transferred to another Guarantee Period, the Fixed Account, or a Subaccount.

However, a Market Value Adjustment will not be applied to any Guarantee Period Value transaction effected within 30 days after the end of the applicable Guarantee Period.

VARIABLE ACCOUNT PROVISIONS

Separate Account

The variable benefits under the Certificate are provided through the KILICO Variable Annuity Separate Account. The Separate Account is registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940. It is a separate investment account maintained by Us into which a portion of Our assets has been aflocated for the Certificate and may be allocated for certain other contracts and certificates we issue.

Liabilities of the
Separate Account

The assets equal to the reserves and other liabilities of the Separate Account will not be charged with liabilities arising out of any other business We may conduct. We will value the assets of the Separate Account on each Valuation Date

Subaccounts

The Separate Account consists of multiple Subaccounts. We may from time to time, combine or remove Subaccounts in the Separate Account and establish additional Subaccounts of the Separate Account. In such event, We may permit the Owner to select other Subaccounts under the Certificate. However, the right to select any other Subaccount is limited by the terms and conditions We may impose on such transactions.

L-8823                                                                    Page 6

Fund Each Subaccount of the Separate Account will buy shares of a Fund or a separate series of a Fund. Each Fund is registered under the Investment Company Act of 1940 as an open-end diversified management investment company. Each series of a Fund represents a separate investment portfolio which corresponds to one of the Subaccounts of the Separate Account.

                          If We establish additional Subaccounts, each new Subaccount will invest in a new series of a Fund or in shares of another investment company. We may also substitute other investment companies.

Rights Reserved by        We reserve the right, subject to compliance with the
the Company               current law or as it may be changed in the future:

                          1. To operate the Separate Account in any form permitted under the Investment Company Act of 1940 or in any other form permitted by law;

                          2. To take any action necessary to comply with or obtain and continue any exemptions from the Investment Company Act of 1940 or to comply with any other applicable law;

                          3. To transfer any assets in any Subaccount to another Subaccount or to one or more Separate Accounts, or the General Account or to add, combine or remove Subaccounts in the Separate Account;

                          4. To delete the shares of any of the portfolios of a Fund or any other open-end investment company and to substitute, for the Fund shares held in any Subaccount, the shares of another portfolio of a Fund or the shares of another investment company or any other investment permitted by law; and

                          5. To change the way We assess charges, but not to increase the aggregate amount above that currently charged to the Separate Account and the Funds in connection with this Certificate.

                          When required by law, We will obtain the Owner's approval of such changes and the approval of any regulatory authority.

Accumulation Unit Value   Each Subaccount has an Accumulation Unit value for
                          each combination of charges. When Purchase Payments or other amounts are allocated to a Subaccount, a number of units are purchased based on the relevant
                          Accumulation Unit value of the Subaccount at the end of the Valuation Period during which the allocation is made. When amounts are transferred out of or deducted from a Subaccount, units are redeemed in a similar manner. The value of a Subaccount on any Valuation
                          Date is the number of units held in the Subaccount times the relevant Accumulation Unit value on that Valuation Date.

                          An Accumulation Unit value for each subsequent Valuation Period is the relevant investment experience factor for that period multiplied by the Accumulation Unit value for the period immediately preceding. The Accumulation Unit values for each Valuation Period are applied to each day in a Valuation Period. The number of Accumulation Units will not change as a result of investment experience; however, adding, deleting or modifying a rider for the Certificate will result in a change in the number of Accumulation Units.

Investment Experience     Each Subaccount has an investment experience factor
Factor                    for each combination of charges. The investment
                          experience factor of a Subaccount for a combination of charges for a Valuation Period is determined by dividing 1. by 2. and subtracting 3. from the result, where:


                          1.  is the net result of:
                                a.  the net asset value per share of the
                                    investment held in the Subaccount
                                    determined at the end of the current
                                    Valuation Period; plus

                                b.  the per share amount of any dividend or
                                    capital gain distributions made by the
                                    investments held in the Subaccount, if the "ex-dividend" date occurs during the current Valuation Period; plus or minus

                                c. a credit or charge for any taxes reserved for the current Valuation Period which We determine resulted from the investment operations of the Subaccount;

                          2. is the net asset value per share of the investment held in the Subaccount, determined at the end of the last Valuation Period;

                          3. is the factor representing the sum of the Separate Account charges currently applicable for the number of days in the Valuation Period.

L-8823                                                                   Page 7

TRANSFER AND WITHDRAWAL PROVISIONS

Transfers During the      Transfers may be made among the Subaccounts, Guarantee
Accumulation Period       Periods and the Fixed Account subject to the following
                          conditions:

                          1. The minimum amount which maybe transferred is the Minimum Subsequent Account Allocation stated in the Certificate Schedule or, if smaller, the remaining value in the Fixed Account or a Subaccount or Guarantee Period.

                          2. No partial transfer will be made if the remaining value of the Fixed Account, Subaccount, or Guarantee Period will be less than the Minimum Initial Account Allocation stated in the Certificate Schedule.

                          3. No transfer may be made within seven calendar days of the date on which the first Annuity payment is due.

                          4. We reserve the right to impose a 15 calendar day waiting period between transfers for any transfer in excess of 12 in a Certificate Year.

                          5. We reserve the right to assess a $10.00 charge for each transfer in excess of 12 in a Certificate Year.

                          6. Any transfer from a Guarantee Period is subject to a Market Value Adjustment unless the transfer is effected within thirty days after the end of the applicable Guarantee Period.

                          Any transfer request must clearly specify:

                          1.  the amount which is to be transferred; and

                          2.  the names of the accounts which are affected.

                          For the Fixed Account and Guarantee Period accounts, We will transfer Purchase Payments and all related accumulation received in a given Certificate Year, in the chronological order We receive them.

                          We reserve the right at any time and without notice to any party, to terminate, suspend, or modify these transfer rights.

Withdrawals During the    During the Accumulation Period, the Owner may withdraw
Accumulation Period       all or part of the Certificate Value reduced by any
                          withdrawal charge, Debt and applicable premium taxes, and adjusted by any applicable Market Value
                          Adjustment.

                          Withdrawals are subject to all of the following conditions:

                          1. The Owner must return the Certificate to Us if the Owner elects a total withdrawal.

                          2. Each withdrawal must be at least $500 or the value that remains in the Fixed Account, Subaccount or Guarantee Period if smaller.

                          3. The Minimum Subsequent Account Allocation stated in the Certificate Schedule must remain in the account after the Owner makes a withdrawal unless the account is eliminated by such withdrawal.

                          4. We must receive a written request that indicates the amount of the withdrawal from the Fixed Account and each Subaccount and Guarantee Period.

                          5. Withdrawals will reduce each investment option on a proportional basis unless the Owner directs Us otherwise.

                          6. Withdrawals will first reduce the Owner's Purchase Payments in the chronological order in which they were received and then reduce any earnings.

                          7. If a partial withdrawal would reduce the Certificate Value to less than the Minimum Certificate Value after a Partial Withdrawal stated in the Certificate Schedule, the partial withdrawal will be processed as a total withdrawal.

L-8823                                                                    Page 8

Withdrawal Charges

Withdrawal charges are shown in the Certificate Schedule. For purposes of calculating Withdrawal Charges, We will assume that amounts are withdrawn in the following order:

1.   Purchase Payments no longer subject to a Withdrawal Charge,

2.   Free Withdrawal Allowance,

3.   Purchase Payments in chronological order in which they were received,

4.   Earnings.

Transfer and Withdrawal Procedures

We will withdraw or transfer from the Fixed Account or Guarantee Periods as of the Valuation Date that follows the date We receive the Owner's written or telephone transfer request. To process a withdrawal, the request must contain all required information.

We will redeem the necessary number of Accumulation Units to achieve the dollar amount when the withdrawal or transfer is made from a Subaccount. We will reduce the number of Accumulation Units credited in each Subaccount by the number of Accumulation Units redeemed. The reduction in the number of Accumulation Units is determined based on the Accumulation Unit value at the end of the Valuation Period when We receive the request, provided the request contains all required information. We will pay the withdrawal amount within seven calendar days after the date We receive the request, except as provided below.

Deferment of Withdrawal or Transfer

If the withdrawal or transfer is to be made from a Subaccount, We may suspend the right of withdrawal or transfer or delay payment more than seven calendar days:

1. during any period when the New York Stock Exchange is closed other than customary weekend and holiday closings;

2. when trading in the markets normally utilized is restricted, or an emergency exists as determined by the Securities and Exchange Commission, so that disposal of investments or determination of the Accumulation Unit value is not practical; or

3. for such other periods as the Securities and Exchange Commission by order may permit for protection of Owners.

We may defer the payment of a withdrawal or transfer from the Fixed Account or Guarantee Periods, for the period permitted by law. This can never be more than six months after the Owner sends Us a written request. During the period of deferral, We will continue to credit interest, at the then current interest rate(s), to the Fixed Account Certificate Value and/or each Guarantee Period Value.

DEATH BENEFIT PROVISIONS

Amount Payable Upon Death

When a death benefit is payable We will pay the greater of 1. or 2. below, less Debt.

1. the Certificate Value, excluding any negative but including any positive market value adjustment.

2. the total amounts of purchase payments, less previous Purchase Payments withdrawn and withdrawal charges.

We compute the Certificate Value at the end of the Valuation Period following our receipt of due proof of death and the return of the Certificate. We compute
2. above as of the Owner's date of death.

Payment of Death Benefits During the Accumulation Period

A death benefit will be paid to the beneficiary upon the death of the Owner, or a joint Owner, during the Accumulation Period. If the Owner is a non-natural person, a death benefit will be paid to the beneficiary upon the death of an Annuitant prior to the Annuity Date.

We will pay the death benefit to the beneficiary after We receive due proof of death. We will then have no further obligation under the Certificate.

L-8823                                                                   Page 9

The entire interest in the Certificate must be distributed within five years from the date of death unless it is applied under an Annuity Option or the spouse continues the Certificate as described below.

The beneficiary may elect to have the death benefit distributed as stated in Annuity Period Provisions Option 1 provided the beneficiary's life expectancy is not less than 10 years; or Options 2 or 3 as described in the Annuity Period Provisions of the Certificate, based on the life expectancy of the beneficiary as prescribed by federal regulations unless the Owner has restricted the right to make such an election. The beneficiary must make this choice within sixty days of the time We receive due proof of death, and distributions must commence within one year of the date of death.

If the beneficiary is a non-natural person, the beneficiary must elect that the entire death benefit be distributed within five years of the date of death.

Spousal Continuation

If the Certificate was issued as a Nonqualified Plan or an Individual Retirement Annuity ("IRA") and the Owner's spouse is the primary beneficiary when the Owner dies, the Owner's surviving spouse may elect to be the successor Owner of the Certificate. This is known as a Spousal Continuation. In such a case, no death benefit will be payable upon the Owner's death.

Upon the Owner's death, theOwner's surviving spouse may continue the Certi-ficate thereby waiving claim to the death benefit otherwise payable. Electing to continue the Certificate underthe Spousal Continuation provision of the Certificate will affect how thecharges and benefits under the Certificate and applicable endorsements are calculated or determined.

If a Spousal Continuation is elected, the Certificate Value will be adjusted to equal the amount otherwise payable as a death benefit under the Certificate subject to the following:

A. The Certificate Value will be adjusted to equal the amount of the death benefit. If the death benefit otherwise payable exceeds the Certificate Value one day prior to the date of continuance, such excess will be credited to the money market Subaccount listed in the Certificate Schedule. This amount may subsequently be transferred from the money market Subaccount to other options under the Certificate.

B. Upon the death of the Owner's surviving spouse before the Annuity Date, the amount of the death benefit payable will be determined as if: (1) the Certificate was issued on the date of continuance; (2) the Certificate Value applied on the date of continuance resulted from our receipt of an initial Purchase Payment,

C. Withdrawal charges will not apply to withdrawals made from the Certificate Value credited on the date of continuance. Withdrawal Charges will apply to Purchase Payments made after the date of continuance.

D.   The Certificate may not be continued under a subsequent Spousal
     Continuation.

We may make certain riders available to the surviving spouse at the time of continuance.

ANNUITY PERIOD PROVISIONS

Annuity Options

The Owner may annuitize the Certificate under one of the following Annuity options:

Option I
Fixed Installment Annuity

We will make monthly payments for 10 years.

Option 2
Life Annuity

We will make monthly payments while the Annuitant is alive.

0ption 3
Life Annuity with
Installments Guaranteed

We will make monthly payments for a 10 year certain period and thereafter while the Annuitant is alive.

L-8823                                                                  Page 10

Option 4 Joint and Survivor Annuity

We will pay the full monthly income while both Annuitant(s) are alive. Upon the death of either Annuitant, We will continue to pay a percentage of the original monthly payment. The percentage payable must be selected at the time the Annuity option is chosen. The'percentages available are 50%, 66 2/3%, 75% and 100%.

Option 5 Joint and Survivor Annuity with Installments Guaranteed

We will make monthly payments for a 10 year certain period and thereafter while the Annuitants are alive.

Other Options

We may make other Annuity options available.

Commutability

For annuitizations under the Fixed and Variable Annuity options with a 10 year certain period, the Owner may elect a commutable Annuity option. The Owner must make this election prior to the Annuity Date. Under the commutable Annuity option, partial lump sum payments are available during the certain period.

Lump sum payments are available once each year following the Annuity Date and may not be elected until 13 months after annuitization has started.

The Owner may elect to receive a partial lump sum payment of the present value of the remaining payments in the period certain subject to the restrictions described below. If a partial lump sum payment is elected, the remaining payments in the period certain will be reduced based on the ratio of the amount of the partial withdrawal to the amount of the present value of the remaining installments in the period certain prior to the withdrawal. If the Annuitant is living after the period certain is over, payments will resume without regard to any lump sum payments made during the certain period.

Each time that a partial lump sum payment is made, We will determine the percentage that the payment represents of the present value of the remaining installments in the period certain. The sum of these percentages over the life of the Certificate cannot exceed 75% for Nonqualified Certificates, or 100% for Certificates issued under a Qualified Plan.

In determining the amount of the lump sum payment that is available, the present value of the remaining installments in the certain period will be calculated based on the applicable interest rate.

For a Fixed Annuity option the applicable interest rate is the greater of:

(a) the ten year treasury constant maturity plus 3%, and
(b) the rate used to determine the initial payment plus 2%.

For a Variable Annuity option the applicable interest rate is the assumed investment rate plus 2%.

The amount of each payment for purposes of determining the present value of any variable installments will be the payment next scheduled after the request for commutation is received.

The terms for the commutability of an Annuity option under any Certificate rider are specified in the rider.

Election of Annuity Option

We must receive an election of an Annuity option in writing. The Owner may make an election on or before the Annuity Date provided the Annuitant is alive.

A subsequent change of beneficiary, or an assignment of the Certificate will revoke an election unless the assignment provides otherwise.

L-8823                                                                  Page 11

Upon election of an Annuity option, We agree to pay the Owner on the payment due dates as stated in the specifications page of the supplementary agreement. The Owner may direct Us, in writing, to make payments to another person. An option cannot be changed after the first Annuity payment is made. If the total Certificate Value is applied under one of the Annuity options, the Certificate must be surrendered to Us.

If an Annuity option is not elected by the Annuity Date, an Annuity will be paid under Option 3 if there is one Annuitant on the Annuity Date and Option 5 if there are joint Annuitants on the Annuity Date.

Electing a Fixed or Variable Annuity Option

The Owner may elect a Fixed Annuity, a Variable Annuity or a combination of both. The portion of the Certificate Value the Owner elects to be paid as a Fixed Annuity, if any, will be transferred to Our GeneralAccount. We must receive the Owner's Fixed and Variable allocation election inwriting at least seven days prior to the Annuity Date. If We do not receivenotification from the Owner, all the Certificate Value will be paid to the Owneras a Fixed Annuity.

If the Owner's allocation includes a Variable Annuity payment, payments will reflect the investment performance of the Subaccounts in accordance with the allocation on the Annuity Date. Allocations will not be changed thereafter, except as provided in the Transfers Between Subaccounts section.

Payments for all options are derived from the applicable tables. Current Annuity rates will be used if they produce greater payments than those quoted in the Certificate. The age in the tables is the Age of the Annuitant on the last birthday before the first payment is due.

The option selected must result in a payment that is at least equal to Our minimum payment, according to Our rules, at the time the Annuity option is chosen. If at any time the payment is less than the minimum payment, We have the right to increase the period between payments to quarterly, semi-annual or annual so that the payment is at least equal to the minimum payment or to make payment in one lump sum.

Fixed Annuity

The portion of the Certificate Value the Owner elected to have paid to the Owner as a Fixed Annuity less any withdrawal charge, charges for other benefits, and Records Maintenance Charge will be used to determine the Fixed Annuity monthly payment in accordance with the Annuity option selected. Any Accumulated Guarantee Period Values will be adjusted for any applicable Market Value Adjustment as well.

Variable Annuity

The portion of the Certificate Value the Owner elects to have paid to the Owner as a Variable Annuity is first reduced by any withdrawal charge, charges for other benefits, and Records Maintenance Charge. The value that remains is used to determine the first monthly Annuity payment. The first monthly Annuity payment is based on the guaranteed Annuity option shown in the Annuity Option Table.

The dollar amount of subsequent payments may increase or decrease depending on the investment experience of each Subaccount to which Certificate Value is allocated. The Owner may not have more than three Subaccounts at one time. The number of Annuity Units per payment will remain fixed for each Subaccount unless a transfer is made. If a transfer is made, the number of Annuity Units per payment will change. Some Annuity options provide for a reduction in the income level upon the death of an Annuitant, which will reduce the number of Annuity units.

L-8823                                                                  Page 12

The number of Annuity Units for each Subaccount is calculated by dividing a. by
b. where:

a. is the amount of the monthly payment that can be attributed to that Subaccount; and

b. is the Annuity Unit value for that Subaccount at the end of the Valuation Period.

The Valuation Period includes the date on which the payment is made.

Monthly Annuity payments, after the first payment, are calculated by summing up, for each Subaccount, the product of a. multiplied by b. where:

a.   is the number of Annuity Units per payment in each Subaccount; and

b. is the Annuity Unit value for that Subaccount at the end of the Valuation Period.

Annuity Unit Value

The Valuation Period includes the date on which the payment is made. The value of an Annuity Unit for each Subaccount at the end of any Valuation Period is determined by the result of a. multiplied by b. by c. where:

a.   is the Annuity Unit value for the immediately preceding Valuation Period;
     and

b. is the net investment experience factor for the Valuation Period for which the Annuity Unit value is being calculated; and

c. is the interest factor of .99993235 per calendar day of such subsequent Valuation Period to offset the effect of the assumed rate of [2.50%] per year used in the Annuity Option Table. A different interest rate factor will be used if an assumed rate other than [2.50%] is used in the Annuity Option Table.

Basis of Annuity Options

The guaranteed monthly payments are based on an interest rate of [2.50%] per year and, where mortality is involved, the ["Annuity 2000 Table" developed by the Society of Actuaries projected using Scale G to the year 2015.] We may also make available Variable Annuity payment options based on assumed investment rates other than [2.50%], but not greater than 5.00%.

Withdrawal Charge Upon Annuitization

Upon annuitization, a withdrawal charge will be applied as shown in the Certificate Schedule after application of any applicable Market Value Adjustment. The withdrawal charge is waived when the Owner elects an Annuity option which provides either an income benefit period of ten years or more or a benefit under which payment is contingent on the life of the Annuitant(s).

Transfers Between Subaccounts

During the Annuity Period, the Owner may make transfers between Subaccounts subject to the following:

1.   The Owner must send Us written notice in a form satisfactory to Us.

2. Transfers between Subaccounts are prohibited during the first year of the Annuity Period; subsequent transfers are limited to one per year.

3.   The Owner may not have more than three Subaccounts at any time.

4. At least $5,000 of Annuity Unit value must be transferred from a Subaccount, unless the transfer will eliminate the Owner's interest in the Subaccount.

5. At least $5,000 of Annuity Unit value must remain in the Subaccount after a transfer, unless the transfer will eliminate the Owner's interest in the Subaccount.

L-8823                                                                   Page 13

6. If We receive notice of a transfer between Subaccounts more than seven (7) days before an Annuity payment date, the transfer is effective during the Valuation Period after the date We receive the notice.

7. If We receive notice of a transfer between Subaccounts less than seven (7) days before an Annuity Payment date, the transfer is effective during the Valuation Period after the Annuity Payment date.

We reserve the right at any time and without notice to any party to terminate, suspend or modify these transfer privileges.

When a transfer is made between Subaccounts, the number of Annuity Units per payment attributable to a Subaccount to which the transfer is made is equal to
a. multiplied by b. divided by c., where:

a. is the number of Annuity Units per payment in the Subaccount from which the transfer is being made;

b. is the Annuity Unit value for the Subaccount from which the transfer is being made; and

c. is the Annuity Unit value for the Subaccount to which the transfer is being made.

Conversion from a Fixed Annuity Payment

During the Annuity Period, the Owner may convert Fixed Annuity payments to Variable Payment Annuity payments subject to the following:

1.   The Owner must send Us written notice in a form satisfactory to Us.

2. At least $30,000 of annuity reserve value must be transferred from Our General Account, unless the transfer will eliminate the annuity reserve value.

3. At least $30.000 of annuity reserve value must remain in Our General Account after a transfer, unless the transfer will eliminate the annuity reserve value.

4. Conversions from a Fixed Annuity payment are available only on an anniversary of the Annuity Date.

5.   We must receive notice at least thirty (30) days prior to the anniversary.

We reserve the right at any time and without notice to any party to terminate, suspend or modify these conversion privileges.

When a conversion is made from a Fixed Annuity payment to a Variable Annuity payment, the number of Annuity Units per payment attributable to a Subaccount to which the conversion is made is equal to a. divided by b. divided by c., where:

a.   is the annuity reserve being transferred from Our General Account;

b. is the Annuity Unit value for the Subaccount to which the transfer is being made; and

c. is the present value of $1.00 per payment period using the attained Age(s) of the Annuitant(s) and any remaining payment that may be due at the time of the transfer.

The annuity reserve value equals the present value of the remaining Fixed Annuity payments using the same interest and mortality basis used to calculate the Fixed Annuity payments.

Money converted to a Variable Annuity payment will be applied under the same Annuity option as originally selected.

L-8823                                                                   Page 14

Conversion to a Fixed Annuity Payment

During the Annuity Period, the Owner may convert Variable Annuity payments to Fixed Annuity payments subject to the following:

1.   The Owner must send Us written notice in a form satisfactory to Us.

2. At least $30,000 of Annuity Unit value must be transferred to Our General Account from the Subaccounts.

3. At least $5,000 of Annuity Unit value must remain in a Subaccount after a transfer, unless the transfer will eliminate the Owner's interest in the Subaccount.

4. Conversions to a Fixed Annuity payment are available only on an anniversary of the Annuity Date.

5.   We must receive notice at least thirty (30) days prior to the anniversary.

We reserve the right at any time and without notice to any party to terminate, suspend or modify these conversion privileges.

When a conversion is made from a Variable Annuity payment to a Fixed Annuity payment, the number of Annuity Units per payment attributable to a Subaccount from which the conversion is made is the product of a. multiplied by b. multiplied by c., where:

a. is the number of Annuity Units representing the Owner's interest in such Subaccount per Annuity payment;

b.   is the Annuity Unit value for such Subaccount; and

c. is the present value of $1.00 per payment period using the attained Age(s) of the Annuitant(s) and any remaining payment that may be due at the time of the transfer.

Money converted to a Fixed Annuity payment will be applied under the same Annuity option as originally selected.

Payment of Death Benefits During the Annuity Period

If an Annuitant dies after the Annuity Date, the death benefit, if any, will depend on the Annuity option in effect.

If an Owner, who is not also an Annuitant, dies after the Annuity Date, the following provisions apply:

1. If the Owner was the sole Owner, the remaining Annuity payments will be payable to the beneficiary in accordance with the Annuity option in effect. The beneficiary will become the Owner.

2. If the Certificate has joint Owners, the Annuity payments will be payable to the surviving joint Owner in accordance with the terms of the Annuity option in effect. Upon the death of the surviving joint Owner, the beneficiary becomes the Owner.

Disbursement Upon Death of Annuitant: Under Options 1, 3 or 5

When the Annuitant or surviving joint Annuitant dies, We will automatically continue any unpaid installments for the remainder of the certain period under Option 1, Option 3 or Option 5 to the Payee. However, if the Owner elects within 60 days of Our receipt of due proof of death, We will pay a commuted value of the remaining payments of the certain period. In determining the commuted value, the present value of the remaining payments in the certain period will be calculated based on the applicable interest rate.

L-8823                                                                   Page 15

For a Fixed Annuity option the applicable interest rate is the greater of:

(a)  the ten year treasury constant maturity plus 3%, and

(b)  the rate used to determine the initial payment plus 2%.

For a Variable Annuity option the applicable interest rate is the assumed investment rate plus 2%.

The amount of each payment for purposes of determining the present value of any variable installments will be determined by applying the Annuity Unit value next determined following Our receipt of due proof of death.

Supplementary Agreement

A supplementary agreement will be issued to reflect payments that will be made under an Annuity option.

Date of First Payment

Interest, under an Annuity option, will start to accrue on the effective date of the supplementary agreement. The supplementary agreement will provide details on the payments to be made.

Evidence of Age, Sex and Survival

We may require satisfactory evidence of the Age, sex and the continued survival of any person on whose life the income is based.

Misstatement of Age or Sex

If the Age or sex of the Annuitant has been misstated, the amount payable under the Certificate will be such as the Purchase Payments sent to Us would have purchased at the correct Age or sex. Interest not to exceed 6% compounded each year will be charged to any overpayment or credited to any underpayment against future payments We may make under the Certificate.

L-8823                                                                   Page 16

                              ANNUITY OPTION TABLE

           AMOUNT OF MONTHLY PAYMENT FOR EACH $1,000 OF VALUE APPLIED

Option One - Fixed Installment Annuity

Number
of years         Monthly
selected         Payment

   10             9.39

Options Two and Three - Life Annuity With Installments Guaranteed

Age of      Monthly Payments Guaranteed     Age of   Monthly Payments Guaranteed
Male                                        Female
Payee                                       Payee
              None        120                              None        120

55            4.00       3.96               55             3.71        3.70
56            4.08       4.04               56             3.78        3.76
57            4.17       4.12               57             3.86        3.83
58            4.26       4.21               58             3.93        3.91
59            4.36       4.30               59             4.02        3.99
60            4.46       4.40               60             4.10        4.07
61            4.57       4.50               61             4.20        4.16
62            4.69       4.60               62             4.29        4.25
63            4.81       4.71               63             4.40        4.35
64            4.95       4.83               64             4.51        4.45
65            5.09       4.95               65             4.63        4.56
66            5.24       5.08               66             4.75        4.68
67            5.41       5.22               67             4.89        4.80
68            5.58       5.36               68             5.03        4.93
69            5.76       5.50               69             5.19        5.06
70            5.96       5.65               70             5.36        5.21
71            6.17       5.81               71             5.54        5.36
72            6.39       5.97               72             5.73        5.52
73            6.62       6.13               73             5.94        5.69
74            6.88       6.30               74             6.17        5.86
75            7.14       6.47               75             6.41        6.04
76            7.43       6.65               76             6.68        6.23
77            7.73       6.83               77             6.96        6.42
78            8.06       7.01               78             7.26        6.62
79            8.41       7.18               79             7.59        6.82
80            8.79       7.36               80             7.95        7.02
81            9.19       7.54               81             8.34        7.23
82            9.62       7.71               82             8.76        7.43
83           10.08       7.88               83             9.21        7.62
84           10.57       8.04               84             9.71        7.81
85           11.10       8.20               85            10.24        8.00

Option Four - Joint and 100% Survivor Annuity

Age of                                         Age of Female Payee
Male
Payee       55               60              65               70              75               80              85
55        3.38             3.53            3.67             3.77            3.86             3.91            3.95
60        3.48             3.68            3.88             4.06            4.20             4.30            4.37
65        3.56             3.81            4.08             4.35            4.59             4.77            4.91
70        3.62             3.92            4.26             4.63            4.99             5.32            5-57
75        3.65             3.99            4.39             4.87            5.39             5.90            6.34
80        3.68             4.03            4.49             5.05            5.73             6.46            7.18
85        3.69             4.06            4.55             5.18            5.99             6.96            8.01

Option Five - Joint and 100% Survivor Annuity with Installments Guaranteed for 10 years

Age of                                     Age of Female Payee
Male
Payee      55               60              65               70              75               80              85
55        3.38             3.53            3.66             3.77            3.85             3.91            3.94
60        3.48             3.68            3.88             4.05            4.19             4.29            4.35
65        3.56             3.81            4.08             4.34            4.57             4.74            4.86
70        3.61             3.91            4.25             4.61            4.96             5.26            5.46
75        3.65             3.98            4.38             4.84            5.33             5.78            6.13
80        3.67             4.03            4.47             5.01            5.63             6.26            6.78
85        3.69             4.05            4.52             5.12            5.84             6.63            7.34

Rates for ages not shown here will be provided upon request.

L-8823                                                                  Page 17

UNISEX RIDER PROVISION

The following provision replaces the respective provisions found in individual sections for Certificates issued as part of an employer sponsored retirement plan or in those states that require unisex rates.

All reference throughout or Certificate to the sex of a person used in the calculation of benefits are deleted.

The tables for Annuity Options 2, 3, 4 and 5 are replaced by the following:

Options Two and Three - Life Annuity With Installments Guaranteed

Age of           Monthly Payments Guaranteed
Payee
       None         120                          None                120
55     3.86        3.83                          71      5.85        5.59
56     3.93        3.90                          72      6.06        5.75
57     4.01        3.98                          73      6.28        5.91
58     4.10        4.06                          74      6.52        6.08
59     4.19        4.15                          75      6.77        6.26
60     4.28        4.23                          76      7.05        6.44
61     4.38        4.33                          77      7.34        6.63
62     4.49        4.43                          78      7.66        6.82
63     4.61        4.53                          79      8.00        7.01
64     4.73        4.64                          80      8.36        7.20
65     4.86        4.76                          81      8.76        7.39
66     5.00        4.88                          82      9.18        7.57
67     5.15        5.01                          83      9.64        7.76
68     5.31        5.14                          84     10.13        7.93
69     5.48        5.29                          85     10.66        8.10
70     5.66        5.43

 Option Four - Joint and 100% Survivor Annuity

 Age of                           Age of Secondary Payee
 Primary
 Payee     55         60         65         70         75          80         85
 55      3.39       3.52       3.62       3.70       3.76        3.80       3.82
 60      3.52       3.70       3.86       4.00       4.10        4.17       4.22
 65      3.62       3.86       4.10       4.32       4.50        4.64       4.73
 70      3.70       4.00       4.32       4.65       4.95        5.20       5.38
 75      3.76       4.10       4.50       4.95       5.41        5.83       6.17
 80      3.80       4.17       4.64       5.20       5.83        6.48       7.08
 85      3.82       4.22       4.73       5.38       6.17        7.08       8.03

Option Five - Joint and 100% Survivor Annuity with Installments
Guaranteed for 10 years

Age of                            Age of Secondary Payee
Primary
Payee      55         60         65         70         75          80         85
55       3.39       3.52       3.62       3.70       3.76        3.79       3.81
60       3.52       3.70       3.86       3.99       4.06        4.16       4.20
65       3.62       3.86       4.09       4.31       4.49        4.61       4.69
70       3.70       3.99       4.31       4.63       4.92        5.15       5.30
75       3.76       4.09       4.49       4.92       5.35        5.72       6.00
80       3.79       4.16       4.61       5.15       5.72        6.27       6.72
85       3.81       4.20       4.69       5.30       6.00        6.72       7.34

L-8823                                                                   Page 18

DISABILITY PROVISION

The following provision is added to the Owner's Certificate:

If the Owner is disabled, withdrawal charges will not be assessed when a total or partial withdrawal is requested in excess of the free partial withdrawal amount. The request must be in a form satisfactory to us.

Disability must begin after the effective date of the Certificate and prior to age 65.

Withdrawal charges will not be waived when disability is due to: 1) substance abuse; or 2) mental or personality disorders without a demonstrable organic disease. A degenerative brain disease such as Alzheimer's Disease is considered an organic disease.

For purposes of this provision:

"Disability" is defined as the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which: 1) can be expected to result in death; or 2) has lasted, or can be expected to last, for a continuous period of not less than 12 months.

"Disabled" is defined as having the conditions of the disability definition.

NURSING CARE PROVISION

The following provision is added to the Owner's Certificate:

Withdrawal charges will not be assessed when a total or partial withdrawal in excess of the free partial withdrawal amount is requested in a form satisfactory to us;

(1) after the Owner has been confined in a Hospital or Skilled Health Care Facility for at least forty-five consecutive days and the Owner remains confined in the Hospital or Skilled Health Care Facility when the request is made; or

(2) within forty-five days following the Owner's discharge from a Hospital or Skilled Health Care Facility after a confinement of at least forty-five consecutive days.

Confinement must begin after the effective date of the Certificate.

Withdrawal charges will not be waived when confinement is due to: 1) substance abuse; or 2) mental or personality disorders without a demonstrable organic disease. A degenerative brain disease such as Alzheimer's Disease is considered an organic disease.

For purposes of this provision:

"Hospital" means a place which is licensed by the State as a Hospital and is operating within the scope of its license.

"Skilled Health Care Facility" means a place which:

(a) is licensed by the State;

(b) provides skilled nursing care under the supervision of a physician;

(c) has twenty-four hour a day nursing services by or under the supervision of a registered nurse (RN); and

(d) keeps a daily medical record of each patient.

L-8823                                                                   Page 19

457 DEFERRED COMPENSATION PROVISION

When a Certificate is issued as an Annuity which is Qualified under IRC Section
457. (IRC means the Internal Revenue Code of 1986, as amended from time to time), the following shall apply regardless of any provisions to the contrary in this Master Policy:

SECTION 1. Ownership

The Annuitant is the participant in a 457 plan. The owner is the employer that maintains the plan. Prior to the distribution of the Annuitant's interest, all property and rights will remain those of the employer, except if the next section applies.

SECTION 2. Exclusive Benefit

This section applies if the Certificate is held by: a State; or a political subdivision of a State. In that case, in accordance with 457(g), all assets and income under the Certificate are held for the exclusive benefit of: the Annuitant(s); and the beneficiary(s) of the Annuitant(s).

QUALIFIED PLAN PROVISION

When a Certificate is issued as a Tax Sheltered Annuity, the following provision shall apply regardless of any provisions to the contrary in this Master Policy.

The Owner's Certificate is amended as follows:

The applicable sections of this provision apply and take precedence over contrary provisions if the Certificate is issued as a Code Section 403(b) Tax Sheltered Annuity ("Tax Sheltered Annuity").

SECTION 1: Provisions Applicable to a Tax Sheltered Annuity

A. The Owner of the coverage provided is the Annuitant.

B. The rights of the Annuitant under the Certificate are nonforfeitable.

C. The Certificate is not transferable and cannot be: sold; assigned; discounted; or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than us.

D. The amount that may be contributed to the Certificate will be governed by the provisions of Sections 403(b), 415, and 402(g) of the Code.

E. In the case of benefits that accrued under the Certificate after December 31, 1986, distribution must be: a. made in accordance with the minimum distribution requirements of Section 403(b)(10) of the Code; and b. the regulations thereunder.

F. Distributions attributable to salary reduction contributions received or earnings credited after December 31, 1988 may be paid only when: a. the employee attains age 59 1/2; b. separates from service; or c. dies or is disabled. Notwithstanding the foregoing, contributions, but not earnings thereon, may be distributed in the case of hardship within the meaning of Code Section 403 (b)
(11)(B).

G. If the Annuitant receives an eligible rollover distribution and elects to have the distribution paid directly to an eligible retirement plan (as defined in Section 402(c) of the Code) and specifies the eligible retirement plan to which the distribution is to be paid, then the distribution will be paid to that eligible retirement plan in a direct rollover.

H. We will not be responsible for the timing, purpose or propriety of any distribution. We will not incur any liability or responsibility of any Tax imposed on account of any such distribution. We are not obligated to make any distribution absent a specific written direction in accordance with the provisions of the Certificate.

SECTION 2: Provisions Applicable to ERISA Plans

At any time prior to the annuity date, an ERISA loan may be requested. One-half of the Certificate will be assigned as security for such a loan. The maximum ERISA loan amount available is the lesser of: a. $50,000 (reduced by the excess of the highest outstanding loan balance of all loans during the prior 12 month period ending on the day before the loan is made over any loan amount outstanding on the date the loan is made); or b. fifty percent of the Certificate Value less Debt. The minimum ERISA loan amount available is $1,000. We may defer the granting of an ERISA loan for six months from the date of our receipt of a written loan request.

L-8823                                                                   Page 20

SECTION 3: Provisions Applicable to all Loans

A.   Definitions:

Certificate Value is the sum of the Fixed Account Certificate Value, the Loan Value, the Separate Account Certificate Value, and the Guarantee Period Value.

Debt is the principal of any outstanding loan plus loan interest due or accrued.

Loan Value is the outstanding loan amount plus interest credited.

B. When a loan is taken, an amount equal to the loan will be transferred from the Fixed Account Certificate Value, the Separate Account Certificate Value, and the Guarantee Period Value to the loan account. Unless the Owner tells us otherwise, the loan will proportionately reduce the amount allocated to the Fixed Account, the Separate Account, and the Guarantee Periods.

C. The amount of Debt will reduce the amount payable upon death or surrender or the amount that may be applied under an annuity option.

D. While a loan is outstanding, the Loan Value will be credited with interest at a rate equal to the rate charged on Debt less a deduction not to exceed 2.5%.

E.   A loan may be repaid in full or in part at any time prior to the Annuity
     Date.

F. Should the Debt equal or exceed the Certificate Value, the Certificate will terminate thirty-one days after we mail a notice of termination to the Owner's last known address. The Debt will be treated as a withdrawal. Notice of termination may be sent upon occurrence of an event outlined in
     Section 1(F).

G. The Owner must sign a loan agreement in the form prescribed by us to be eligible for a loan. The interest rate and any service fees charged on a loan will be as stated in the loan agreement. The loan will also be subject to the terms of the agreement to the extent not inconsistent with this provision.

H. All Debt must be repaid prior to the transfer of any amounts to another contract.

I. Failure to make timely repayment of Debt will result in a taxable distribution and possible tax penalties.

ERISA LOAN PROVISION

When a Certificate is issued as a Qualified Annuity, the following provision shall apply regardless of any provisions to the contrary in this Master Policy.

The Owner's Certificate is amended as follows:

The applicable sections of this provision apply and take precedence over contrary provisions if the Certificate is issued under a plan described in
Section 401(a) or 403(b) of the Code if subject to the requirements of the Employee Retirement Income Security Act of 1974 ("ERISA Plans").

Loans

At any time prior to the Annuity Date, an ERISA loan may be requested. Fixed Account Value equal to an Annuitant's loan will be assigned as security for the loan at the time it is made. Any additional Fixed Account Value required as security beyond existing value will be obtained by transfer from the Separate Account, if any. The maximum ERISA loan amount available is the largest loan amount which, when added to the outstanding balance of all other qualified plan loans, does not exceed the lesser of $50,000 (reduced by the excess of the highest outstanding loan balance on all qualified plan loans during the 12 month period ending on the day before the loan is made over any loan amount outstanding on the date the loan is made) or fifty percent of an Annuitant's Certificate Value. The minimum ERISA loan amount available is $1,000. We may defer the granting of an ERISA loan for six months from the date of our receipt of a written loan request.

L-8823                                                                   Page 21

Loan Interest              The ERISA loan interest rate is declared each month.
                           It is based upon the Moody's Corporate Bond Yield
                           Average - Monthly Average Corporates (rounded to the nearest .25%) for the calendar month ending two months before the date on which the loan is taken
                           (the "ERISA Rate"). If the Average is no longer published, the rate used in its place will be that set by law or by regulation of the insurance supervisory official of the state in which the Contract is issued.

                           The loan interest rate is an annual rate. It is compounded daily, and is based on the declared interest rate at the time the loan is established.

                           We will notify the annuitant of the initial ERISA loan interest rate declared and of any change in the rate. We will send the annuitant notice of a change in the rate 30 days prior to the loan anniversary.

Loan Repayment             A loan may be repaid in full or in part at any time
                           prior to the annuity date. After a loan has been made, repayment of the loan will be due on February
                           1, May 1, August 1 and November 1 of each year.

                           Repayment of debt will be applied first to reduce that portion of the debt that is attributed to loan interest and then to that portion of debt that is attributed to loan principal.

                           If a loan is in default, no additional loans are permitted until the initial loan is paid in full.

                           All loans must be repaid prior to any transfer of an Annuitant's Account Value to another insurer.

                           Failure to make timely repayment of the loan will result in a taxable distribution and possible tax penalties.

Interest Applied to        While a loan exists, that portion of an Annuitant's
Loan Value Assigned        Contract Value remaining in the Fixed Account to
as Security                secure the debt will earn interest at the daily
                           equivalent of the annual loan interest rate reduced by not more than 2.50%.

Loan Agreement             An Annuitant must sign a loan agreement in the form
                           prescribed by us to be eligible for a loan. The loan will also be subject to the terms of such agreement to the extent not inconsistent with the terms of this Provision. The loan must be approved by the Annuitant's plan administrator. The annuitant's spouse, if any, must consent to any loan over $5,000.

INDIVIDUAL RETIREMENT ANNUITY PROVISION

                           When a Certificate is Issued as an Individual Retirement Annuity ("IRA") under Section 408(b) of the Internal Revenue Code ("Code"), the following provisions will apply regardless of any provision to the contrary in this Master Policy.

                           The Owner's Certificate is amended as follows:

SECTION 1.                 The Annuitant will be the Owner of the IRA. This IRA
Ownership-Exclusive        is established for the exclusive benefit of the Owner
Benefit - Transferability  and the Owner's beneficiary(s). The Owner's interest
Non-forfeiture -           in this IRA cannot be: transferred, forfeited,
Non-Assignable             assigned; discounted; borrowed against; or pledged
                           as security for any purpose.


L-8823                                                                   Page 22

SECTION 2.                 We will only accept cash contributions. Except in the
Premium Payments           case of a rollover contribution allowed by Sections
Limitations                402(c), 403(a)(4), 403(b)(8) or 408(d)(3), of the
                           Code or a contribution to a Simplified Employee
                           Pension Program ("SEP") described in Section 408(k), we will not accept contributions of more than a $2,000 for any tax year. Pursuant to Code Section 219
                           (c) (1), in the case of a spousal IRA, payments to all IRAs for any tax year cannot be more than $4,000. No more than $2,000 of this amount can be credited to the IRA of either spouse. If the Certificate is an Immediate Annuity Certificate, no further contributions will be allowed.

                           Any refund of premiums will be applied, before the close of the calendar year that follows the year of the refund, toward; a. the payment of future contributions; or b. the purchase of increased benefits. This does not apply to premiums that can be attributed to excess contributions.

SECTION 3.
Time and Matter of         Notwithstanding any provision herein to the contrary,
Distribution               distribution of the Owner's interest under this
                           Section and Section 4 will be made in accordance with the minimum distribution rules of Section 401(a)(9), and 408(b)(3) of the Code and the regulations thereunder. This includes the incidental death benefit provisions of Section 1.401(a)(9)-2 of the proposed regulations. All of these are herein incorporated by reference.

                           Distribution of the Owner's interest must start by the first day of April after the calendar year in which the Owner attains age 70 1/2. The election of one of the pay out options must be made at least 60 days prior to the date it is to begin. For each succeeding year, distribution must be made on or before December 31. The pay out option elected must result in distribution of equal or substantially equal payments which conform with one of the following: a. over the Owner's life; b. over the Owner's life and the life of the Owner's designated beneficiary; c. over a specified period that may not be longer than the Owner's life expectancy; or d. over a specified period that may not be longer than the joint life and last survivor expectancy of the Owner and the Owner's designated beneficiary. A single sum payment may also be elected.

                           If payments under a chosen option are guaranteed, the period of guarantee may not exceed the Owner's expected life, or the expected lives of the joint and last survivor of the Owner and the secondary Annuitant. This limit also applies to Option 1 under the Certificate.

SECTION 4.                 a. Immediate Annuity Contracts
Distribution
Upon Death                 If the Certificate is an Immediate Annuity
                           Certificate and the Owner dies, distribution will continue to be made, if due as provided in the Certificate.

                           b. Other Annuity Certificates

                           If the Certificate is not an Immediate Annuity Certificate, the rules that follow will apply.

                           If the Owner dies after distribution has begun, the unpaid portion of the Owner's interest that remains will continue to be paid under the pay out option in effect.

                           If the Owner dies before a pay out option has begun, the entire interest that remains must be distributed in accordance with one of the provisions that follow:

                           1. The Owner's entire interest will be paid to the beneficiary(s) by December 31 of the year containing the fifth anniversary of the Owner's death.


L-8823                                                                   Page 23

                           2. the Owner's interest is payable to a
                           beneficiary(s) who is not the Owner's surviving spouse, and the Owner has not elected b. 1. of this section, then the entire interest will be distributed under Option 3 of the Certificate starting no later than December 31, of the year that follows the year of the Owner's death. The period of guarantee will be the lesser of: a. ten years; or b. the expected life of the beneficiary(s).

                           3. If the beneficiary is the surviving spouse, the spouse may receive pay out under Option 2 or 3 of the Certificate or b. 1. of this section; or the spouse may treat the Certificate as his or own IRA. This election will be deemed to have been made if such surviving spouse: makes a regular IRA contribution to the Certificate; makes a rollover contribution to or from the Certificate; or fails to elect any other option provided. Payments under Option 2 or 3 must start prior to December 31st of the year in which the Owner would have attained age 70 1/2. The surviving spouse must elect this option within 300 days after the Owner's death. If not, we will pay out the method of b. 2 of this section.

                           4. The entire interest will be paid in a lump sum to the Owner's estate if: a. the Owner has not designated a beneficiary(s) prior to the Owner's death; or b. the beneficiary(s) does not survive the Owner.

SECTION 5.                 We will send the Owner an annual report on the IRA.
Reports

SECTION 6.                 We will send the Owner a copy of any amendment needed
Amendments                 to maintain the Certificate on a tax-qualified basis
                           in a timely manner. It will be deemed accepted by the Owner unless the Owner returns it to us within ten days of the time the Owner receives it.


SECTION 7.                 The term Immediate Annuity Certificate means an
Other Items                Annuity Certificate which at issue provides that a
                           pay out of benefits is scheduled to start within eleven months of it's effective date. Unless otherwise provided, the Owner must make an election at least 60 days before a pay out is to start. The election is made by sending Us a request in writing.
                           An election takes effect only if we receive it while the Owner is alive.

                           An individual may satisfy the minimum distribution requirements under Sections 408(a)(6) and 408(b)(3) of the Code by receiving a distribution from one IRA that is equal to the amount required to satisfy the minimum distribution requirements for two or more IRAs. For this purpose, the Owner of two or more
                           IRAs may use the "alternative method" described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements.

                           Life expectancy and joint and last survivor expectancy are computed by use of the return multiples contained in Table V and VI of Section 1.72-9 of the Income Regulations. Life Expectations will be calculated using the Owner's or the Owner's beneficiary(s) attained age at the time distribution is required to begin.


SIMPLE INDIVIDUAL RETIREMENT ANNUITY PROVISION

                           When a Certificate is issued as an Individual Retirement Annuity ("IRA") under a SIMPLE IRA plan, the following provisions will apply regardless of any provision to the contrary in this Master Policy.

                           The Owner's Certificate is amended as follows:


L-8823                                                                   Page 24

Section 1.                     The Annuitant will be the Owner of the IRA. The
Ownership - Exclusive          IRA is established for the exclusive benefit of
Benefit - Transferability      the Owner and the Owner's beneficiaries. The
Non-Forfeiture                 Owner's interest in this IRA cannot be:
Non-Assignable                 transferred; forfeited; assigned; discounted;
                               borrowed against; or pledged as security for any purpose.


Section 2.                     We will accept only cash contributions made on
Premium Payments -             behalf of the Owner pursuant to the terms of a
Limitations                    SIMPLE IRA Plan described in section 408(p) of
                               the Internal Revenue Code. A rollover
                               contribution or a transfer of assets from another
                               SIMPLE IRA of the owner will also be accepted.
                               No other contributions will be accepted.

                               Any refund of premiums will be applied, before the close of the calendar year that follows the year of the refund, toward; a. the payment of future contributions; or b. the purchase of increased benefits. This does not apply to premiums that can be attributed to excess contributions.

                               If contributions made on behalf of the Owner pursuant to a SIMPLE IRA Plan maintained by the Owner's employer are received directly by Us from the employer, We will provide the employer with the summary description required by section 408(I)(2) of the Internal Revenue Code.

Section 3.                     Prior to the expiration of the 2-year period
Time and Manner of             beginning on the date the Owner first
Distribution                   participated in any SIMPLE IRA Plan maintained by
                               the Owner's employer, any rollover or transfer by the Owner of funds from this SIMPLE IRA must be made to another SIMPLE IRA of the Owner. Any distribution of funds to the Owner during this 2-year period may be subject to a 25-percent additional tax if the Owner does not roll over the amount distributed into a SIMPLE IRA. After the expiration of this 2-year period, the Owner may roll over or transfer funds to any IRA of the Owner that is qualified under section 408(a) or
                               (b) of the Internal Revenue Code.

                               If this SIMPLE IRA is maintained by a designated financial institution (within the meaning of section 408(p)(7) of the Internal Revenue Code) under the terms of a SIMPLE IRA Plan of the Owner's employer, the Owner must be permitted to transfer the Owner's balance without cost or penalty (within the meaning of section 408(p)(7)) to another IRA.

                               Notwithstanding any provision herein to the contrary, distribution of the Owner's interest under this Section and Section 4 will be made in accordance with the minimum distribution rules of Sections 401(a)(9), 408(a)(6) and 408(b)(3) of the Code and the regulations thereunder. This includes the incidental death benefit provisions of Section 1.401(a)(9)-2 of the proposed regulations. All of these are herein incorporated by reference.

                               Distribution of the Owner's interest must start by the first day of April after the calendar year in which the Owner attains age 70 1/2. The election of one of the pay out options must be made at least 60 days prior to the date it is to begin. For each succeeding year, distribution must be made on or before December 31. The pay out option elected must result in distribution of equal or substantially equal payments which conform with one of the following: a. over the Owner's life; b. over the Owner's life and the life of the Owner's designated beneficiary; c. over a specified period that may not be longer than the Owner's life expectancy; or d. over a specified period that may not be longer than the joint life and last survivor expectancy of the Owner and the Owner's beneficiary. A single sum payment may also be elected.

                               If payments under a chosen option are guaranteed, the period of guarantee may not exceed your expected life, or the expected lives of the joint and last survivor of the Owner and the secondary Annuitant. This limit also applies to Option 1 under the Certificate.

Section 4.                     a. Immediate Annuity Contracts
Distribution
Upon Death                     If the Certificate is an Immediate Annuity
                               Certificate and the Owner dies, distribution will continue to be made, if due, as provided in the Certificate.

                               b. Other Annuity Certificate

                               If the Certificate is not an Immediate Annuity Certificate, the rules that follow will apply.


L-8823                                                                   Page 25

                          2. The Owner's interest is payable to a
                          beneficiary(s) who is not the Owner's surviving spouse, and the Owner has not elected b. 1. of this section, then the entire interest will be distributed under Option 3 of the Certificate starting no later than December 31, of the year that follows the year of the Owner's death. The period of guarantee will be the lesser of: a. ten years; or b. the expected life of the beneficiary(s).

                          3. If the beneficiary is the surviving spouse, the spouse may receive pay out under Option 2 or 3 of the Certificate or b. 1. of this section; or the spouse may treat the Certificate as his or own IRA. This election will be deemed to have been made if such surviving spouse: makes a regular IRA contribution to the Certificate; makes a rollover contribution to or from the Certificate; or fails to elect any other option provided. Payments under Option 2 or 3 must start prior to December 31st of the year in which the Owner would have attained age 70 1/2. The surviving spouse must elect this option within 300 days after the Owner's death. If not, we will pay out the method of b. 2 of this section.

                          4. The entire interest will be paid in a lump sum to the Owner's estate if: a. the Owner has not designated a beneficiary(s) prior to the Owner's death; or b. the beneficiary(s) does not survive the Owner.

SECTION 5.                We will send the Owner an annual report on the IRA.
Reports

SECTION 6.                We will send the Owner a copy of any amendment needed
Amendments                to maintain the Certificate on a tax-qualified basis
                          in a timely manner. It will be deemed accepted by the Owner unless the Owner returns it to us within ten days of the time the Owner receives it.

SECTION 7.                The term Immediate Annuity Certificate means an
Other Items               Annuity Certificate which at issue provides that a pay
                          out of benefits is scheduled to start within eleven months of it's effective date. Unless otherwise provided, the Owner must make an election at least 60 days before a pay out is to start. The election is made by sending Us a request in writing. An election takes effect only if we receive it while the Owner is alive.

                          An individual may satisfy the minimum distribution requirements under Sections 408(a)(6) and 408(b)(3) of the Code by receiving a distribution from one IRA that is equal to the amount required to satisfy the minimum distribution requirements for two or more IRAs. For this purpose, the Owner of two or more
                          IRAs may use the "alternative method" described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements.

                          Life expectancy and joint and last survivor expectancy are computed by use of the return multiples contained in Table V and VI of Section 1.72-9 of the Income Regulations. Life Expectations will be calculated using the Owner's or the Owner's beneficiary(s) attained age at the time distribution is required to begin.


L-8823                                                                   Page 26

ROTH INDIVIDUAL RETIREMENT ANNUITY ("ROTH IRA") PROVISION

                           The following provision applies in lieu of any provisions to the contrary in this Master Policy if an Annuitant establishes a Roth Individual Retirement Annuity ("Roth IRA") under Section 408A of the Internal Revenue Code of 1986, as amended ("Code"). The Certificate is amended to restrict the Owner's rights and any beneficiary(s) rights, and to limit the contributions as follows:

                           1. The Owner may not transfer Ownership of the Certificate, sell the Certificate, or assign or pledge the Certificate as collateral for a loan or as security for the performance of an obligation or for any other purpose, to any person other than to Us or the Owner's former spouse under a divorce decree or a written instrument incident to that divorce.

                           2. The Owner is established for the exclusive benefit of the Owner and the Owner's beneficiary(s).

                           3. The Owner's interest in the Certificate is nonforfeitable.

                           4. Dividends, if applicable, will not be paid in cash but will be applied as contributions to the Certificate.

                           5. At least once each calendar Year, we shall furnish the Owner a report concerning the status of the Certificate.

                           6. The Certificate will accept contributions only as follows:

                                A. Contributions to the Certificate must be paid in cash and, except in the case of a trustee-to-trustee transfer from another Roth IRA, or in the case of a qualified rollover contribution, may not exceed the excess of the Owner's contribution limit for the taxable year over the aggregate contributions made during the taxable year to all other Roth IRA's and IRA's held by the Owner. Contributions may be made without respect to the Owner's age.

                                     The contribution limit for the taxable year is either: (1) the lesser of $2,000 or 100% of the Owner's compensation for the taxable year; or (2) where the Owner files a joint return and receives less compensation for the taxable year than the Owner's spouse, the lesser of $2,000 or 100% of the Owner's compensation and the Owner's spouse's compensation for the taxable year less the Owner's spouse's contribution to a Roth IRA or IRA (if any) for the same taxable year.

                                     When the Owner's adjusted gross income
                                     (AGI) exceeds the applicable dollar limit
                                     (ADL; see description below), the annual contribution limit is reduced by the following amount:

                    Annual
                    Contribution
                    Limit         X The Owner's AGI - ADL Limit
                                  -----------------------------
                                  $15,000 ($10,000 if the Owner is married)

                                     For purposes of this Section: AGI does not include any amount included in gross income as a result of a rollover of an IRA to a Roth IRA; and AGI is reduced by any deduction under Section 219 of the Code.

                                     The ADL is $150,000 for the Owner filing a joint return; or $95,000 for the Owner filing a single return; or $-0 for the Owner as married filing a separate return.

                                B. A qualified rollover contribution described in Section 408A(e) can be made only from:
                                     (1) another Roth IRA; or (2) another IRA, which is not a Roth IRA, and can be made from an IRA other than Roth IRA only if the Owner's AGI for the taxable year does not exceed $100,000.


L-8823                                                                   Page 27

                           C. For purposes of this Section, compensation means: wages, salaries, professional fees, or other amounts derived from or received for personal service actually rendered (including but not limited to commissions paid to salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, and bonuses); and includes earned income, as defined in Section 401(c)(2) (reduced by the deduction the self-employed individual takes for contributions made to a self-employed retirement plan). For purposes of this definition, Section 401(c)(2) shall be applied as if the term or business for purposes of Section 1402 included service in subsection (c)(6). Compensation does not include amounts derived from or received as earnings or profits from property (including, but not limited to interest and dividends) or amounts not includible in gross income. Compensation also does not include any amount received as a pension or Annuity or as deferred compensation. The term "compensation" shall include any amount includible in the Owner's gross income under
                                Section 71 with respect to a divorce or
                                separation instrument described in subparagraph
                                (A) of section 71(b)(2).

                        7. The Owner's entire interest will be distributed in accordance with one of the following provisions, as elected:

                              A. (1) The Owner's entire interest will be paid
                                     by December 31 following the fifth
                                     anniversary of the Owner's death.

                                 (2) If any portion of the Owner's interest is
                                     payable to a designated beneficiary(s) and such beneficiary(s) has not elected 7.A(l) above, then the entire interest which is payable to the beneficiary(s) will be distributed in substantially equal installments over a period not exceeding the life or life expectancy of the designated beneficiary, commencing by December 31 following the first anniversary of the Owner's death. The designated beneficiary may elect at any time to receive greater payments if otherwise permitted under the terms of the Certificate.

                                 (3) In applying the requirements of 7.A(2)
                                     above to any portion of the Owner's
                                     interest which is payable to the Owner's surviving spouse, the date on which payments must commence is the later of: (a) December 31 following the date the Owner would have attained age 70 1/2; or (b) December 31 following the first anniversary the Owner's death.

                                 (4) If the Owner's designated beneficiary(s) is
                                     the surviving spouse, the spouse may treat the Certificate as their own Roth IRA. This election will be deemed to have been made: if the surviving spouse makes a rollover or other contribution into this Certificate; or if the surviving spouse has failed to satisfy one or more requirements described in 7.A(l) of 7.A(2) above. If the surviving spouse dies before distributions are required to begin under this section, the surviving spouse will be treated as having elected to make the Roth IRA his or her own Roth IRA.


                              B. For purposes of this Section, life expectancy
                                 will be computed by use of the return
                                 multiples specified in Tables V or VI of
                                 Section 1.72-9 of the Income Tax Regulations based on the attained age of such beneficiary(s) during the calendar year in which distributions are required to commence pursuant to this Section. Payments for any subsequent calendar year will be based on the life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated. The Owner's designated beneficiary(s) who is the surviving spouse may elect, prior to the time that payments have begun to him or her, to redetermine fife expectancy each year based on the beneficiary(s) attained age in each such year.


                        8. The Certificate shall be amended from time to time,
                           if required, to reflect any changes in the Code, related regulations, or other federal tax requirements.


L-8823                                                                   Page 28

OPTIONAL ENHANCED DEATH BENEFIT PROVISION

                              If the Owner has elected Optional Enhanced Death Benefit Option #1, the following provision is added to the Owner's Certificate. A separate charge will be made for this benefit; it will be shown on the Certificate Schedule.

                              The Amount Payable Upon Death provision of the Certificate is deleted in its entirety and replaced with the following:

Class 1 Accumulation Options  Certain Accumulation Options may be considered
                              Class 1 Accumulation Options. The list of Class 1 Accumulation Options, if any, is shown on the Certificate Schedule. Class 1 Accumulation Options may be subject to limitations or rules when calculating the death benefit described below.

                              We may reduce the benefit charge for the portion of Certificate Value allocated to Class 1 Accumulation Options. We may add or remove Accumulation Options to the Class 1 Accumulation Options. We will give You 30 days notice of any changes. Such changes will apply to transfers and subsequent Purchase Payments allocated to the Class 1 Accumulation Options after the date of any change.

                              The death benefit payable under this benefit is equal to the greatest of the following less debt:

                                (1)  the Certificate Value, excluding any
                                     negative Market Value Adjustment but
                                     including any positive Market Value
                                     Adjustment, and

                                (2) the total amount of Purchase Payments, less previous Purchase Payments withdrawn and withdrawal charges, and

                                (3)  the Step-up Death Benefit.

                              We compute the Certificate Value at the end of the Valuation Period following our receipt of due proof of death and the return of the Certificate. We compute the other amounts above as of the date of death.

Step-Up Death Benefit         The Step-up Death Benefit for the Certificate is
                              equal to the sum of (i + ii):

                                 i) the greater of:

                                    a)   Certificate Value allocated to the
                                         Class 1 Accumulation Options, or

                                    b)   Adjusted Purchase Payment Death
                                         Benefit for Class 1 Accumulation
                                         Options, and

                                ii) Guaranteed Step-up Death Benefit for Class 2
                                    Accumulation Options.

                              The Adjusted Purchase Payment Death Benefit for Class 1 Accumulation Options on the Issue Date is equal to the initial Purchase Payment allocated to the Class 1 Accumulation Options. On a subsequent Valuation Date, the Adjusted Purchase Payment Death Benefit for Class 1 Accumulation Options is adjusted by adding to the prior value:

                                (1) any subsequent Purchase Payments allocated to the Class 1 Accumulation Options, and

                                (2) any adjustments for transfers to the Class 1 Accumulation Options.

                              and subtracting:

                                (3)  any adjustments for transfers from the
                                     Class 1 Accumulation Options, and

                                (4) the amount of any pro rata adjustment for withdrawals from the Class 1 Accumulation Options.

                              The Guaranteed Step-up Death Benefit for Class 2 Accumulation Options on the Issue Date is equal to the initial Purchase Payment allocated to the Class 2 Accumulation Options. On each subsequent Certificate Anniversary, prior to the oldest Owner attaining age [81], the Guaranteed Step-up Death Benefit for Class 2 Accumulation Options equals the greater of (1) and (2) below. On all other Valuation Dates the Guaranteed Step-up Death Benefit for Class 2 Accumulation Options is equal to (2) below.


L-8823                                                                   Page 29

                             (1) Certificate Value allocated to the Class 2 Accumulation Options, or

                             (2) The Guaranteed Step-up Death Benefit for Class 2 Accumulation Options on the prior Certificate Anniversary plus:

                                a)  any Purchase Payments allocated to the
                                    Class 2 Accumulation Options since the prior
                                    Certificate Anniversary, and

                                b) any adjustments for transfers from the Class 1 Accumulation Options made since the prior Certificate Anniversary, and less:

                                c) any adjustments for transfers to the Class 1 Accumulation Options made since the prior Certificate Anniversary, and

                                d) the amount of any pro rata adjustment for withdrawals from the Class 2 Accumulation Options since the prior Certificate Anniversary.

Adjustments for Transfers  Transfers from Class 1 Accumulation Options to Class
and Withdrawals            2 Accumulation Options will reduce the Adjusted
                           Purchase Payment Death Benefit for Class 1
                           Accumulation Options on a pro rata basis. The resulting increase in the Guaranteed Step-up
                           Death Benefit for the Class 2 Accumulation Options is equal to the lesser of:

                             (1) the reduction in Adjusted Purchase Payment Death Benefit for Class 1 Accumulation Options, and

                             (2)  net Certificate Value transferred.

                          Transfers from Class 2 Accumulation Options to Class 1 Accumulation Options will reduce the Guaranteed Step-up Death Benefit for the Class 2 Accumulation Options on a pro rata basis. The resulting increase in the Adjusted Purchase Payment Death Benefit for Class 1 Accumulation Options is equal to reduction in the Guaranteed Step-up Death Benefit for the Class 2 Accumulation Options.

                          Pro rata adjustment - The pro rata adjustment applies to transfers and partial withdrawals from the Class 1 Accumulation Options and Class 2 Accumulation Options.

                             The pro rata adjustment for transfers and withdrawals from Class 1 Accumulation Options is equal to (1) divided by (2), with the result multiplied by (3), where:

                                (1) is the withdrawal and withdrawal charge or transfer amount,

                                (2) is the Certificate Value allocated to the Class 1 Accumulation Options immediately prior to the withdrawal or transfer,

                                (3)  is the value of the applicable death
                                     benefit immediately prior to the withdrawal or transfer.

                             The pro rata adjustment for transfers and withdrawals from Class 2 Accumulation Options is equal to (1) divided by (2), with the result multiplied by (3), where:

                                (1) is the withdrawal and withdrawal charge or transfer amount,

                                (2) is the Certificate Value allocated to the Class 2 Accumulation Options immediately prior to the withdrawal or transfer,

                                (3)  is the value of the applicable death
                                     benefit immediately prior to the
                                     withdrawal or transfer.

Spousal Continuation      This Rider will terminate as of the date of
                          death. If this Rider is subsequently elected pursuant to a spousal continuation the Date of Continuance listed on the Certificate
                          Schedule will become the Issue Date for purposes of calculating the death benefit under this rider.


L-8823                                                                   Page 30

OPTIONAL ENHANCED DEATH BENEFIT PROVISION

                              If the Owner has elected Earnings Enhanced Death Benefit Option #2, the following provision is added to the Owner's Certificate. A separate charge will be made for this benefit; it will be shown on the Certificate Schedule.

                              The Amount Payable Upon Death provision of the Certificate is deleted in its entirety and replaced with the following:

Class 1 Accumulation Options  Certain Accumulation Options may be considered
                              Class 1 Accumulation Options. The list of Class 1 Accumulation Options, if any, is shown on the Certificate Schedule. Class 1 Accumulation Options may be subject to limitations or rules when calculating the death benefit described below.

                              We may reduce the benefit charge for the portion of Certificate Value allocated to Class 1 Accumulation Options. We may add or remove Accumulation Options to the Class 1 Accumulation Options. We will give You 30 days notice of any changes. Such changes will apply to transfers and subsequent Purchase Payments allocated to the Class 1 Accumulation Options after the date of any change.

                              The death benefit payable under this benefit is equal to the greatest of the following less debt:

                                  (1)  the Certificate Value, excluding any
                                       negative Market Value Adjustment but
                                       including any positive Market Value
                                       Adjustment, and

                                  (2)  the total amount of Purchase Payments,
                                       less previous Purchase Payments withdrawn and withdrawal charges, and

                                  (3)  the Step-up Death Benefit.

                              We compute the Certificate Value at the end of the Valuation Period following our receipt of due proof of death and the return of the Certificate. We compute the other amounts above as of the date of death.

Step-Up Death Benefit         The Step-up Death Benefit for the Certificate is
                              equal to the sum of (i + ii):

                                  i) the greater of.

                                     a) Certificate Value allocated to the Class
                                        1 Accumulation Options, or

                                     b) Adjusted Purchase Payment Death Benefit
                                        for Class 1 Accumulation Options, and

                                 ii) Guaranteed Step-up Death Benefit for Class
                                     2 Accumulation Options.

                             The Adjusted Purchase Payment Death Benefit for Class 1 Accumulation Options on the Issue Date is equal to the initial Purchase Payment allocated to the Class 1 Accumulation Options. On a subsequent Valuation Date, the Adjusted Purchase Payment Death Benefit for Class 1 Accumulation Options is adjusted by adding to the prior value:

                                 (1) any subsequent Purchase Payments allocated
                                     to the Class 1 Accumulation Options, and

                                 (2) any adjustments for transfers to the Class
                                     1 Accumulation Options.

                             and subtracting:

                                 (3) any adjustments for transfers from the
                                     Class 1 Accumulation Options, and

                                 (4) the amount of any pro rata adjustment for
                                     withdrawals from the Class 1 Accumulation
                                     Options.

                             The Guaranteed Step-up Death Benefit for Class 2 Accumulation Options on the Issue Date is equal to the initial Purchase Payment allocated to the Class 2 Accumulation Options. On each subsequent Certificate Anniversary, prior to the oldest Owner attaining age [81] the Guaranteed Step-up Death Benefit for Class 2 Accumulation Options equals the greater of (1) and (2) below. On all other Valuation Dates the Guaranteed Step-up Death Benefit for Class 2 Accumulation Options is equal to (2) below.


L-8823                                                                   Page 31

                           (1) Certificate Value allocated to the Class 2
                               Accumulation Options, or

                           (2) the Guaranteed Step-up Death Benefit for Class 2
                               Accumulation Options on the prior Certificate Anniversary plus:

                               a) any Purchase Payments allocated to the Class 2
                                  Accumulation Options since the prior
                                  Certificate Anniversary, and

                               b) any adjustments for transfers from the Class 1
                                  Accumulation Options made since the prior
                                  Certificate Anniversary

                          less:

                             c) any adjustments for transfers to the Class 1
                                Accumulation Options made since the prior
                                Certificate Anniversary, and

                             d) the amount of any pro rata adjustment for
                                withdrawals from the Class 2 Accumulation
                                Options since the prior Certificate Anniversary.

Adjustments for Transfer  Transfers from Class 1 Accumulation Options to Class 2
and Withdrawals           Accumulation Options will reduce the Adjusted
                          Purchase Payment Death Benefit for Class 1
                          Accumulation Options on a pro rata basis. The resulting increase in the Guaranteed Step-up Death
                          Benefit for the Class 2 Accumulation Options is equal to the lesser of:

                           (1) the reduction in Adjusted Purchase Payment Death
                               Benefit for Class 1 Accumulation Options, and

                           (2) net Certificate Value transferred.

                          Transfers from Class 2 Accumulation Options to Class 1 Accumulation Options will reduce the Guaranteed Step-up Death Benefit for the Class 2 Accumulation Options on a pro rata basis. The resulting increase in the Adjusted Purchase Payment Death Benefit for Class 1 Accumulation Options is equal to reduction in the Guaranteed Step-up Death Benefit for the Class 2 Accumulation Options.

                          Pro rata adjustment - The pro rata adjustment applies to transfers and partial withdrawals from the Class 1 Accumulation Options and Class 2 Accumulation Options.

                              The pro rata adjustment for transfers and withdrawals from Class 1 Accumulation Options is equal to (1) divided by (2), with the result multiplied by (3), where:

                           (1) is the withdrawal and withdrawal charge or
                               transfer amount,

                           (2) is the Certificate Value allocated to the Class
                               1 Accumulation Options immediately prior to the withdrawal or transfer,

                           (3) is the value of the applicable death benefit
                               immediately prior to the withdrawal or transfer.

                             The pro rata adjustment for transfers and withdrawals from Class 2 Accumulation Options is equal to (1) divided by (2), with the result multiplied by (3), where:

                           (1) is the withdrawal and withdrawal charge or
                               transfer amount,

                           (2) is the Certificate Value allocated to the Class
                               2 Accumulation Options immediately prior to the withdrawal or transfer,

                           (3) is the value of the applicable death benefit
                               immediately prior to the withdrawal or transfer.


L-8823                                                                   Page 32

Roll-up Death Benefit  The Roll-up Death Benefit for the Certificate is equal to the sum of (i+ii):

                             i) the greater of:

                                 a) Certificate Value allocated to the Class 1
                                    Accumulation Options or

                                 b) Adjusted Accumulated Death Benefit Class 1
                                    Accumulation Options.

                            ii) Guaranteed Roll-up Death Benefit for Class 2
                                Accumulation Options.

                       The Adjusted Accumulated Death Benefit for Class 1 Accumulation Options on the Issue Date is equal to the initial Purchase Payment allocated to the Class 1 Accumulation Options. On each subsequent Valuation Date, the Adjusted Accumulated Death Benefit for Class 1 Accumulation Options is adjusted by adding to the prior value:

                         (1) interest on the Adjusted Accumulated Death Benefit
                             for Class 2 Accumulation Options, and

                         (2) any subsequent Purchase Payment allocated to the
                             Class 1 Accumulation Options, and

                         (3) any adjustments for transfers to the Class 1
                             Accumulation Options.

                         and subtracting:

                         (4) any adjustments for transfers from the Class 1
                             Accumulation Options, and

                         (5) the amount of any pro rata adjustment for
                             withdrawals from the Class 1 Accumulation Options.

                       The Guaranteed Roll-up Death Benefit for Class 2 Accumulation Options on the Issue Date is equal to the initial Purchase Payment allocated to the Class 2 Accumulation Options. On each subsequent Valuation Date, the Guaranteed Roll-up Death Benefit for Class 2 Accumulation Options is adjusted by adding to the prior value:

                         (1) interest on the Guaranteed Roll-up Death Benefit
                             for Class 2 Accumulation Options, and

                         (2) any subsequent Purchase Payments allocated to the
                             Class 2 Accumulation Options, and

                         (3) any adjustments for transfers from the Class 1
                             Accumulation Options,

                       and subtracting:

                         (4) any adjustments for transfers to the Class 1
                             Accumulation Options, and

                         (5) the amount of any pro rata adjustment for
                             withdrawals from the Class 2 Accumulation Options.

                       The Guaranteed Roll-up Death Benefit Interest Rate is shown in the Contract Schedule. The Guaranteed Roll-up Death Benefit Interest Rate is 0%.

                           (a) following the oldest Owner's 80th birthday, or

                           (b) when the Roll-up Death benefit is equal to two
                               (2) times the value of remaining purchase payments.


L-8823                                                                   Page 33

Adjustments for Transfers  Transfers from Class 1 Accumulation Options to Class
and Withdrawals            2 Accumulation Options will reduce the Adjusted
                           Accumulated Death Benefit for Class 1 Accumulation
                           Options on a pro rata basis. The resulting increase in the Guaranteed Roll-up Death Benefit for the Class
                           2 Accumulation Options is equal to the lesser of:

                                  (1) the reduction in Adjusted Accumulated
                                      Death Benefit for Class 1 Accumulation
                                      Options, and

                                  (2) net Certificate Value transferred.

                           Transfers from Class 2 Accumulation Options to Class 1 Accumulation Options will reduce the Guaranteed Roll-up Death Benefit for the Class 2 Accumulation Options on a pro rata basis. The resulting increase in the Adjusted Accumulated Death Benefit for Class 1 Accumulation Options is equal to reduction in the Guaranteed Roll-up Death Benefit for the Class 2 Accumulation Options.

                           Pro rata adjustment - The pro rata adjustment applies to transfers and partial withdrawals from the Class
                           1 Accumulation Options and Class 2 Accumulation Options.

                              The pro rata adjustment for transfers and withdrawals from Class 1 Accumulation Options is equal to (1) divided by (2), with the result multiplied by (3), where:

                                  (1) is the withdrawal and withdrawal charge or
                                      transfer amount,

                                  (2) is the Certificate Value allocated to the
                                      Class 1 Accumulation Options immediately prior to the withdrawal or transfer,

                                  (3) is the value of the applicable death
                                      benefit immediately prior to the
                                      withdrawal or transfer.

                           The pro rata adjustment for transfers and withdrawals from Class 2 Accumulation Options is equal to (1) divided by (2), with the result multiplied by (3), where:

                                  (1) is the withdrawal and withdrawal charge
                                      or transfer amount,

                                  (2) is the Certificate Value allocated to the
                                      Class 2 Accumulation Options immediately prior to the withdrawal or transfer,

                                  (3) is the value of the applicable death
                                      benefit immediately prior to the
                                      withdrawal or transfer.

Spousal Continuation       This provision will terminate as of the date of
                           death. If this Rider is subsequently elected pursuant to a spousal continuation the Date of Continuance listed on the Certificate Schedule will become the Issue Date for purposes of calculating the Death
                           Benefit under this provision.


L-8823                                                                   Page 34

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Form No. L-8823                                           Group Policv No. K1005